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                                                                    EXHIBIT 11.1

                              SANMINA CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               BASIC     DILUTED
                                                              -------    -------
YEAR ENDED SEPTEMBER 30, 1998
Net income..................................................  $85,629    $85,629
Add interest expense on convertible subordinated debentures,
  net of tax................................................       --      3,676
                                                              -------    -------
                                                              $85,629    $89,305
                                                              =======    =======
Weighted average shares outstanding.........................   50,301     50,301
Net effect of dilutive stock options........................       --      2,870
Assumed conversion of subordinated debentures...............       --      5,426
                                                              -------    -------
Common and common equivalent shares used in computing per
  share amounts.............................................   50,301     58,597
                                                              =======    =======
Net income per share........................................  $  1.70    $  1.52
                                                              =======    =======

YEAR ENDED SEPTEMBER 30, 1997
Net income..................................................  $49,356    $49,356
Add interest expense on convertible subordinated debentures,
  net of tax................................................       --      3,101
                                                              -------    -------
                                                              $49,356    $52,457
                                                              =======    =======
Weighted average shares outstanding.........................   48,301     48,301
Net effect of dilutive stock options........................       --      3,196
Assumed conversion of subordinated debentures...............       --      6,119
                                                              -------    -------
Common and common equivalent shares used in computing per
  share amounts.............................................   48,301     57,616
                                                              =======    =======
Net income per share........................................     1.02       0.91
                                                              =======    =======

YEAR ENDED SEPTEMBER 30, 1996
Net income..................................................   55,014     55,014
Add interest expense on convertible subordinated debentures,
  net of tax................................................       --      3,152
                                                              -------    -------
                                                              $55,014    $58,166
                                                              =======    =======
Weighted average shares outstanding.........................   47,138     47,138
Net effect of dilutive stock options........................       --      2,409
Assumed conversion of subordinated debentures...............       --      6,119
                                                              -------    -------
Common and common equivalent shares used in computing per
  share amounts.............................................   47,138     55,666
                                                              =======    =======
Net income per share........................................  $  1.17    $  1.04
                                                              =======    =======

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